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                                                                EXHIBIT 10.42



                         CUBIST PHARMACEUTICALS, INC.

                               THIRD AMENDMENT
                                      TO
                  1993 AMENDED AND RESTATED SOCK OPTION PLAN


     This THIRD AMENDMENT (this "Amendment") to the Amended and Restated 1993 Stock Option Plan, as amended (the "Plan"), of Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), is being adopted by resolution of the board of Directors at a meeting held on September 25, 1999 (the "Effective Date"). Effective from and after the Effective Date, the Plan is hereby amended as follows:

     1. Section 6 of the Plan hereby is amended by deleting Section 6 in its entirety and inserting inits place the following, said amendment being for the purpose of making directors eligible to receive Awarded Options.

               6. ELIGIBILITY. An Awarded Option may be granted only to an employee or Eligible Director of officer of or consultant to one or more of the Company and its Subsidiaries, PROVIDED that Incentive Options may be granted only to an employee (including an officer that is an employee) of the Company or one or more of its Subsidiaries. Each Eligible Director shall receive Formula Options pursuant to
         Section 8 hereof. Subject to adjustment pursuant to Secion 15 hereof, no person in any year may be granted Options with respect to more than 500,000 Shares.

     2. Section 8.1 of the Plan hereby is amended by replacing the reference therein to "7,000 Shares" with "15,000 Shares", said amendment being for the purpose of increasing the number of Shares subject to the Nonstatutory Option granted to Directors elected for the first on the Formula Grant Date.

     3. Section 8.2 of the Plan hereby is amended by replacing the reference therein to "700 Shares" with "2,000 Shares", said amendment being for the purpose of increasing the number of Shares subject to the Nonstatutory Option granted to Directors on the business day immediately following the annual meeting of stockholders of the Company.

     Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.